Exhibit 2.3

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ERC COMMUNITIES 1, INC.”, FILED IN THIS OFFICE ON THE FOURTH DAY OF OCTOBER, A.D. 2021, AT 12:37 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
7117590 8100 SR# 20213415696	Authentication: 204321792 Date: 10-04-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF ERC COMMUNITIES 1, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

ONE: That by unanimous written consent of the Board of Directors of ERC Communities 1, Inc., resolutions were duly adopted on September 3, 2021, setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolutions setting for the proposed amendment is as follows:

Further Resolved, the “10,000,000 shares of authorized and unissued Preferred Stock of the Corporation” listed in Article IV.C.2 as Class A Preferred Stock is hereby amended and reduced to 65,000 shares of authorized Preferred Stock of the Corporation, and the following sentence is added to the end of the Article IV.C.2 unnumbered paragraph: “Upon the repurchase of any or all Class A Preferred Stock shares, they shall be retired and no longer available for reissuance and the number of authorized shares of the Corporation shall be corresponding reduced by such repurchased shares.”

TWO: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

 IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3rd day of September, 2021.

Signed:	/s/ Gerald Ellenburg
Printed Name: Gerald Ellenburg
Title:	Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 12:37 PM 10/04/2021 FILED 12:37 PM 10/04/2021 SR 20213415696 - File Number 7117590

PAGE 1 of 1	Service Request# 20213415696

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8452526	10-04-2021
SCOTT SMYLIE
2738 FALKENBURG RD S
RIVERVIEW, FL 33578

ATTN: ERC COMMUNITIES 1, INC.

DESCRIPTION	AMOUNT
7117590 - ERC COMMUNITIES 1, INC.
0240 Amendment
Amendment Fee	$30.00

Receiving/Indexing	$115.00

Surcharge Assessment-New Castle County	$6.00

Page Assessment-New Castle County	$18.00

Data Entry Fee	$5.00

Court Municipality Fee, Wilm.	$20.00

Expedite Fee, 24 Hour	$100.00

7117590 - ERC COMMUNITIES 1, INC.
8100 Certified Copy - 1 Copies
Certification Fee	$50.00

TOTAL CHARGES	$344.00
TOTAL PAYMENTS	$344.00

BALANCE	$0.00